                                                                 [CELANESE LOGO]

MEDIA RELATIONS

                                                           Celanese Corporation
                                                           1601 West LBJ Freeway
PRESS INFORMATION                                          Dallas, TX 75234
                                                           U.S.A.

CELANESE CORPORATION INCREASES FIRST QUARTER AND FULL YEAR EARNINGS OUTLOOK

Dallas, Texas, March 23, 2005: Celanese Corporation (NYSE: CE) today announced it increased its earnings outlook for both the first quarter and full year 2005 primarily due to better than expected performance in the Chemical Products segment in the first quarter. As a result, the company expects first quarter adjusted EBITDA, a key company performance measure, will be 35% to 40% higher than adjusted EBITDA of $208 million in the first quarter of 2004 or in the range of $280 million to $290 million. The company had guided on Feb. 28 to a
25% to 30% increase in adjusted EBITDA. Factoring in the more robust earnings in the first quarter, full year adjusted EBITDA in 2005 is expected to be 15% to
20% higher than the combined full year 2004 adjusted EBITDA of $801 million or in the range of $920 million to $960 million. This compares to the company's previous guidance of a 12% to 17% increase in adjusted EBITDA.

         The guidance does not factor in the pending acquisition of Acetex. It does include the losses from the cyclo-olefin copolymers and Pemeas fuel cell businesses, which the company has decided to sell.

         In addition to adjusted EBITDA, Celanese will also begin to offer guidance on net earnings and earnings per share. Based on a first quarter adjusted EBITDA of $280 to $290 million, this would result in a net loss in the range of $40 million to $35 million or a loss per share

                                                                 [CELANESE LOGO]

between $0.26 and $0.23. Excluding special and one-time expenses related to the initial public offering, cancellation of a monitoring fee and special charges, adjusted net earnings for basic EPS would be between $116 million and $121 million for the first quarter, and basic earnings per share - adjusted would be between $0.73 and $0.76. Basic earnings per share - adjusted is computed by dividing income available to common shareholders, less one-time and other items, by the sum of weighted average common shares outstanding, except for the first quarter of 2005, which was calculated assuming the shares were outstanding during the entire period. (The initial public offering occurred on January 21,
2005.)

         For the full year, based on an adjusted EBITDA range of $920 million to
$960 million, net earnings would be between $65 million and $110 million and earnings per share between $0.35 and $0.63. Excluding the special adjustments noted in the paragraph above, adjusted net earnings for basic earnings per share would range between $255 million to $280 million or basic earnings per share -
adjusted of $1.61 to $1.77.

         Celanese will publish its first quarter financial results and host a conference call on May 10, 2005.

YOUR CONTACT:

USA                                 Europe                               Investors:

Jeanne Cullers                      Phillip Elliott                      Andrea Stine
Phone: +01 (972) 443 4824           Phone: +49 (0)69/305 33480           Phone: +01 (908) 901-4504
Telefax: +01 (972) 443 8519         Telefax: +49 (0)69/305 36787
Telefax: +01 (908) 901-4805
Email:JECullers@celanese.com        Email: P.Elliott@celanese.com        Email: A.Stine@celanese.com

                                                                 [CELANESE LOGO]

         Celanese Corporation (NYSE:CE) is an integrated global producer of value-added industrial chemicals based in Dallas, Texas. The Company is the #1 or #2 producer of products comprising the majority of its sales and has four major businesses: Chemicals Products, Technical Polymers Ticona, Acetate
Products and Performance Products. Celanese has 29 production plants, with major operations in North America, Europe and Asia. In 2004, Celanese Corporation and
its predecessor had combined net sales of $5.1 billion. The presentation of combined net sales of Celanese Corporation with its predecessor is not in accordance with U.S. GAAP. For more information on Celanese Corporation, including a reconciliation of the combined net sales, please visit the company's web site at www.celanese.com.

RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP

This release reflects our three performance measures, adjusted EBITDA, adjusted net earnings for basic earnings per share and basic earnings per share-adjusted, all non-U.S. GAAP measures. Adjusted EBITDA is defined as earnings (loss) from continuing operations plus interest expense net of interest income, income taxes and depreciation and amortization, and further adjusted for certain cash and non-cash charges. Adjusted net earnings for basic earnings per share is defined as income available to common shareholders adjusted for special and one-

                                                                 [CELANESE LOGO]

time expenses. Basic earnings per share-adjusted is defined as income available to common shareholders adjusted for special and one-time expenses divided by the sum of weighted average common shares outstanding except for Q1 2005, which was calculated assuming the shares were outstanding during the entire period. (The
IPO occurred on January 21, 2005.) The most directly comparable financial measure presented in accordance with U.S. GAAP for adjusted EBITDA is net earnings (loss) and for adjusted net earnings for basic earnings per share and for basic earnings per share-adjusted is income available to common shareholders. For a reconciliation of adjusted EBITDA to net earnings (loss) see the accompanying schedules to our fourth quarter 2004 earnings release on our website at www.celanese.com and for adjusted net earnings for basic earnings per share and basic earnings per share-adjusted see the appendix titled Appendix -
Earnings Reconciliation accompanying this release. Reconciliations of certain forward-looking non-U.S. GAAP to U.S. GAAP measures are not available.

Forward-Looking Statements

This release may contain "forward-looking statements," which include information concerning the company's future performance. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release.
Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's
Registration Statement on Form S-1 at the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

APPENDIX - EARNINGS RECONCILIATION                               [CELANESE LOGO]
--------------------------------------------------------------------------------
(usd millions, except share price)

                                             2003                   2004                     Q1 2005    Q1 2005   FY 2005   FY 2005
                                              FY      Q1     Q2      Q3      Q4      FY        Low        High      Low       High
                                           -------  --------------------------------------  -------------------   ------------------
                                                                                                  Guidance             Guidance
                                                                                                  --------             --------

Adjusted EBITDA                              675      208    188     218     187     801       280        290       920       960
                                           =======  ======================================  ===================   ==================
Reported/Projected Net Earnings/(Loss)       148       78   (125)    (71)    (57)   (175)      (40)       (35)       65       110
  Preferred Dividends                          0        0      0       0       0       0        (2)        (2)      (10)      (10)
Net Earnings for Basic EPS                   148       78   (125)    (71)    (57)   (175)      (42)       (37)       55       100
Special Adjustments (see below)               94       38    130     103     103     374       158        158       200       180
Adjusted Net Earnings for Basic EPS          242      116      5      32      46     199       116        121       255       280
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Basic EPS                                   0.93     0.49   (0.79)  (0.45)  (0.36)  (1.10)    (0.26)     (0.23)    0.35      0.63
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Basic EPS - Adjusted                        1.53     0.73   0.03    0.20    0.29    1.26      0.73       0.76      1.61      1.77
------------------------------------------------------------------------------------------------------------------------------------

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Special Adjustments
-------------------
  Transaction                                  4        0      8       2      11      21         0          0         0         0
  Inventory Step Up                            0        0     49       0       4      53         0          0         0         0
  Refinancing costs                            0        0     71      39       0     110       105        105       105       105
  Special Charges                              5       28     (1)     59      33     119         8          8        50        30
  Mgmt Comp/SAR's                             59        0      1       0      50      51         0          0         0         0
  Monitor/Cancel Fee                           0        0      2       3       5      10        45         45        45        45
                                          -------  --------------------------------------  -------------------   ------------------
Total Special Adjustments                     68       28    130     103     103     364       158        158       200       180
Tax effect on spec adj                        26       10      0       0       0      10         0          0         0         0
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Shares Outstanding                          158.5    158.5  158.5   158.5   158.5   158.5     158.5      158.5     158.5     158.5
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Potentially Dilutive Securities
-------------------------------
Preferred Conversion                        12.0     12.0   12.0    12.0    12.0    12.0      12.0       12.0      12.0      12.0
Option Conversion (currently outstanding)   11.3     11.3   11.3    11.3    11.3    11.3      11.3       11.3      11.3      11.3
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This schedule reconciles reported Net Earnings to Adjusted Net Earnings for
Basic EPS used to calculate Basic EPS-Adjusted, w hich excludes amounts related to the acquisition of Celanese AG and associated financing and other costs.

Tax effect on special adjustments for Q2, Q3 and Q4 2004, as well as 2005 is estimated to be zero due to valuation allow ances on all U.S. tax benefits. EPS information for 2003 and 2004 is calculated using the current capital structure of Celanese Corp, and not the capital structure of Celanse AG.

Basic EPS and Basic EPS - Adjusted were calculated assuming all shares were outstanding during all periods presented.

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APPENDIX - FULL YEAR 2005 KEY MODELING

ASSUMPTIONS

---------------------------------------------------------------    ---------------------------------------------------------------
                        INCOME STATEMENT                                                  EQUITY - CE SHARES
                        ----------------                                                  ------------------
                          ($ MILLIONS)

                                                                   o   COMMON STOCK = 158.5 MILLION OUTSTANDING
o   DEPRECIATION = $230-$250
                                                                   o   POTENTIALLY DILUTIVE SECURITIES:
o   SPECIAL CHARGES = $30-$50
                                                                       o   12 MILLION PREFERRED SHARES
o    NET INTEREST EXPENSE = $250-$260
                                                                       o   11 MILLION STOCK OPTIONS
    o   EXCLUDING DEFERRED FINANCE/DEBT PREMIUM OF APPROX. $115
        (INCLUDES $105MM OF ACCELERATED REFINANCING AND $10MM      o   PREFERRED STOCK DIVIDENDS = APPROX. $10 MILLION ON 9.6
        NORMAL AMORTIZATION)                                           MILLION OUTSTANDING SHARES
                                                                   ---------------------------------------------------------------
    o   AVG COST OF BORROWED CAPITAL = 7%                          ---------------------------------------------------------------
                                                                                    EQUITY - CAG MINORITY INTEREST
o   EFFECTIVE TAX RATE OF 34% TO 37%                                                ------------------------------

o   MONITORING FEE (TERMINATED JAN '05) :                          o   APPROXIMATELY 8 MILLION SHARES OUTSTANDING AS OF
                                                                       FEBRUARY 16
    o   ANNUAL FEE $10
                                                                   o   CURRENT TENDER OFFER PRICE = (EURO)41.92/SHARE
    o   CANCELLATION $35
---------------------------------------------------------------    o   NET GUARANTEED PAYMENT = APPROXIMATELY (EURO)24 MILLION
                                                                   ---------------------------------------------------------------
                                                                   ---------------------------------------------------------------
                                                                                         CAPITAL EXPENDITURES
                                                                                         --------------------

                                                                   o   CAPITAL EXPENDITURES = $210 - $230
                                                                   ---------------------------------------------------------------